Exhibit 24.1

MTC TECHNOLOGIES, INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of MTC Technologies, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of David S. Gutridge, Michael I. Gearhardt, Robert S. Zangri and Therese C. Mohn, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration for sale of shares of Common Stock of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 20th day of January 2004.

Signature	Title

/s/ RAJESH K. SOIN Rajesh K. Soin	Chairman of the Board and Director

/s/ DAVID S. GUTRIDGE David S. Gutridge	Chief Executive Officer, Secretary and Director

Michael I. Gearhardt	Chief Financial Officer, Senior Vice President and Treasurer

/s/ ROBERT S. ZANGRI Robert S. Zangri	Vice President and Controller

/s/ DON R. GRABER Don R. Graber	Director

/s/ LAWRENCE A. SKANTZE Lawrence A. Skantze	Director

/s/ KENNETH A. MINIHAN Kenneth A. Minihan	Director

/s/ WILLIAM E. MACDONALD, III William E. MacDonald, III	Director

/s/ LESTER L. LYLES Lester L. Lyles	Director